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As filed with the Securities and Exchange Commission on April 16, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

CANADIAN IMPERIAL BANK OF COMMERCE
(Exact Name of Registrant as Specified in Its Charter)

Canada	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Commerce Court
Toronto, Ontario
Canada M5L 1A2
(416) 980-2211
(Address and Telephone Number of Registrant's Principal Executive Offices)

Michael G. Capatides, Esq.
Canadian Imperial Bank of Commerce
245 Park Avenue
Floor 42
New York, New York 10167
(917) 332-4108
(Name, Address, Including Zip Code and Telephone Number,
Including Area Code, of Agent for Service of Process)

With copies to:

Edward S. Best, Esq.	Thomas A. McGavin, Jr., Esq.
Mayer, Brown, Rowe & Maw	Sara Hanks
190 South LaSalle Street	Clifford Chance US LLP
Chicago, Illinois 60603	200 Park Avenue
(312) 782-0600	New York, New York 10166
(212) 878-8317

        Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Debt securities	US$600,000,000(3)(4)	100%(2)	US$600,000,000(2)	US$48,540(3)

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.
(2)
The proposed maximum offering price per security will be determined from time to time in connection with the issuance of the securities registered hereunder. The maximum aggregate offering price will be such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in a maximum offering price for all securities of US$600,000,000.
(3)
This registration statement also covers an undeterminable amount of the registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by affiliates of the registrant.
(4)
Or, if any debt securities are issued at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of US$600,000,000 to the registrant or, if any debt securities are issued with an offering price payable in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to US$600,000,000 at the time of initial offering.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated April 16, 2003

PROSPECTUS

[CIBC LOGO]

US$600,000,000

Canadian Imperial Bank of Commerce

DEBT SECURITIES

        We may offer debt securities from time to time. This prospectus describes the general terms of these debt securities and the general manner in which we will offer the debt securities.

        The specific terms of any debt securities we offer will be included in one or more supplements to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the debt securities.

        This prospectus also relates to market-making transactions that may occur on a continuous or delayed basis in the securities described above, after they are initially offered and sold.

        This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

        The debt securities will not be insured under the Canadian Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

        The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

        We may use this prospectus in the initial sale of these securities. In addition, we or our affiliates may use this prospectus in a market-making transaction in any of these securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

CIBC WORLD MARKETS

                , 2003

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission, which we refer to as the SEC, using the "shelf" registration process. Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities that can be offered. Each time we sell securities, we will provide prospective investors with one or more prospectus supplements that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information."

        You should rely only on the information we incorporate by reference or provide in this prospectus or the relevant prospectus supplement. We have not authorized anyone else to provide you with different or additional information. We are not making an offer of these securities in any state where the offer is not permitted. The terms "CIBC," "we," "us," and "our" refer to Canadian Imperial Bank of Commerce and its subsidiaries including, in the applicable context, its branches or agencies outside Canada, as contemplated in this prospectus and the applicable prospectus supplement.

        Unless otherwise specified, all references to "U.S. dollars," or "US$" are to the currency of the United States, and references to "Canadian dollars" and "C$" are to the currency of Canada. This prospectus contains translations of Canadian dollar amounts into U.S. dollars solely for the convenience of the reader. Unless otherwise specified, those amounts presented in U.S. dollars are translated from the Canadian dollar amounts at the rate of US$0.6421 per Canadian dollar, the Bank of Canada closing rate for U.S. dollars as at October 31, 2002. The corresponding Bank of Canada closing rate as at April 11, 2003 was US$0.6880 per Canadian dollar. These currency conversions should not be construed as representations that the Canadian dollar amounts actually represent such U.S. dollar amounts. Additionally, these conversions should not be construed as representations that these Canadian dollar amounts have been, could have been or could be converted into U.S. dollars at those or any other rates of exchange.

ii

SUMMARY

        We may offer debt securities from time to time in one or more series under an indenture. The following summary describes the debt securities in general terms only. You should read the summary together with the more detailed information contained in the rest of this prospectus and the applicable prospectus supplement.

Debt Securities, Indenture and Form

        We will offer our debt securities to investors on terms determined by market and other conditions. Our debt securities may be sold for U.S. dollars or foreign currency. Principal of and any premium or interest on our debt securities may be payable in U.S. dollars or foreign currency (other than Canadian dollars), as we specifically designate in the related prospectus supplement.

        Our debt securities will be unsecured and unsubordinated in priority of payment. Our debt securities will not be insured under the Canada Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality.

        The debt securities will be issued under an indenture between us and Wilmington Trust Company as trustee. The indenture does not limit the amount of additional indebtedness that we or any of our subsidiaries may incur. We have summarized the material features of the indenture under the heading "Description of the Debt Securities." We encourage you to read the indenture, which is an exhibit to our registration statement No. 333-          .

        Unless a prospectus supplement states otherwise, we will issue debt securities in fully registered form and generally in global form. We will issue certificates to evidence the beneficial interests of holders of the global notes only in limited circumstances.

Terms Specified in Prospectus Supplements

        When we decide to sell particular debt securities, we will prepare one or more prospectus supplements describing the securities offering and the specific terms of the securities. You should carefully read this prospectus and any applicable prospectus supplement.

        In any prospectus supplement, we will specify the aggregate principal amount, the purchase price, the maturity, the redemption, the interest rate or the manner of calculating the interest rate, the time of payment of interest, if any, the listing, if any, on a securities exchange and any other specific terms of such debt securities. We will also provide the name of and compensation to each dealer, underwriter or agent, if any, involved in the sale of the securities being offered and the managing underwriters for any securities sold to or through underwriters. Any underwriters, including managing underwriters, dealers or agents in the United States, may include CIBC World Markets Corp., an indirect wholly-owned subsidiary of ours.

Market-Making by Our Indirect Wholly-owned Subsidiary

        Following the initial distribution of an offering of securities, CIBC World Markets Corp. may offer and sell those securities in the course of its business as a broker-dealer. It may act as a principal or agent in these transactions and will use this prospectus and the applicable prospectus supplement in connection with those transactions. Sales in any of those transactions will be made at varying prices related to prevailing market prices and other circumstances at the time of sale.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual and special reports with the SEC from time to time. You can obtain our SEC filings over the Internet at the SEC's website at http://www.sec.gov, but only the filings we specify below as being incorporated by reference are part of this prospectus. You may also read and copy the documents that we file with the SEC at its public reference facilities at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. You may also obtain copies at prescribed rates by writing to the Public Reference Room of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0300 for further information on the public reference facilities.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and/or our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document that we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

        Our common shares, without par value, are listed on the New York Stock Exchange, Inc. under the symbol "BCM" and the Toronto Stock Exchange under the symbol "CM." You may inspect information concerning us and our consolidated subsidiaries at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

        The SEC allows us to incorporate by reference information we file with it. This means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference some of our future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below that have been filed with the SEC:

  •
  Annual Report on Form 40-F for the fiscal year ended October 31, 2002; and

  •
  Report on Form 6-K for fiscal quarter ended January 31, 2003, filed February 27, 2003.

        We will also incorporate by reference all future annual reports on Form 40-F that we file with or furnish to the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we complete our offering of the securities to be issued under the registration statement or, if later, the date on which any of our affiliates cease offering and selling these securities. In addition, we will incorporate by reference some future reports on Form 6-K (which may be filed after the date of the filing of this registration statement and before its effectiveness), but only to the extent indicated in those reports.

        You can request a copy of the documents referred to above, excluding exhibits that are not specifically incorporated by reference, at no cost, by writing or telephoning us at the following address:

  Canadian Imperial Bank of Commerce
  Commerce Court
  Toronto, Ontario
  Canada M5L1A2
  Attention: Investor Relations
  (416) 980-6657

FORWARD-LOOKING STATEMENTS

        This prospectus, including the documents that are incorporated in this prospectus by reference, contains forward-looking statements which are made pursuant to the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our operations, business lines, financial condition, risk management, priorities, targets, ongoing objectives, strategies and outlook for 2003 and subsequent periods. Forward-looking statements are typically identified by the words "believe," "expect," "anticipate," "intend," "estimate" and other similar expressions or future or conditional verbs such as "will," "should," "would" and "could." A forward-looking statement is subject to inherent risks and uncertainties that may be general or specific. A variety of factors, many of which are beyond our control, affect our operations, performance and results and our business lines, and could cause actual results to differ materially from the expectations expressed in any of our forward-looking statements. These factors include:

  •
  current, pending and proposed legislative or regulatory developments in the jurisdictions where we operate including pending developments in Canadian laws regulating financial institutions and U.S. regulatory changes affecting foreign companies listed on a U.S. exchange;

  •
  political conditions and developments, including conflict in the Middle East and the war on terrorism;

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  weakened market conditions;

  •
  intensifying competition from established competitors and new entrants in the financial services industry;

  •
  technological change;

  •
  global capital market activity;

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  interest rate fluctuation;

  •
  currency value fluctuation;

  •
  general economic conditions worldwide, as well as in Canada, the United States and other countries where we have operations;

  •
  the impact of the events of September 11, 2001;

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  changes in market rates and prices which may adversely affect the value of financial products;

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  our success in developing and introducing products and services to a receptive market, expanding existing distribution channels, developing new ones and realizing increased revenue from these channels, including electronic commerce-based efforts.

        This list is not exhaustive of the factors that may affect any of our forward-looking statements. These and other factors should be considered carefully and readers should not place undue reliance on our forward-looking statements. We do not undertake to update any forward-looking statement that is contained in this prospectus or the documents incorporated in this prospectus by reference.

CANADIAN IMPERIAL BANK OF COMMERCE

        CIBC is a diversified financial institution governed by the Bank Act (Canada) (the "Bank Act"). CIBC's registered head office is at Commerce Court, Toronto, Canada M5L 1A2. A list of CIBC's principal subsidiaries is contained in CIBC's Annual Report on Form 40-F for the year ended October 31, 2002, incorporated into this prospectus by reference.

        CIBC was formed through the amalgamation of The Canadian Bank of Commerce and Imperial Bank of Canada in 1961. The Canadian Bank of Commerce was originally incorporated as Bank of Canada by special act of the legislature of the Province of Canada in 1858. Subsequently, the name was changed to The Canadian Bank of Commerce and it opened for business under that name in 1867. Imperial Bank of Canada was incorporated in 1875 by special act of the Parliament of Canada and commenced operations in that year.

        At October 31, 2002, CIBC had total assets of C$273 billion, total deposits of C$197 billion, and common shareholders' equity of C$9.2 billion.

        CIBC is organized into three business lines: CIBC Retail Markets, CIBC Wealth Management and CIBC World Markets.

  •
  CIBC Retail Markets provides financial services and lending, credit card and mortgage products to personal and small business customers through CIBC branches, automated banking machines, internet banking, telephone banking, as well as a co-branded retail electronic banking business.

  •
  CIBC Wealth Management provides relationship-based advisory sales, services and products including full-service brokerage, discount brokerage, asset management, private banking, trust services, and a broad selection of investment and credit services through its branch-based sales force.

  •
  CIBC World Markets is a full-service investment bank active throughout North America, and with niche capabilities in the United Kingdom and Asia. Areas of specialization include mergers and acquisitions; research; sales and trading of securities and derivatives; merchant banking; and commercial banking.

        In Canada, CIBC's business and operations are subject to a variety of regulations. Outside Canada, CIBC's branches, agencies and affiliates are also subject to local regulatory requirements.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth the ratio of earnings to fixed charges of CIBC for the three month period ended January 31, 2003 and each of the years in the five-year period ended October 31, 2002 calculated in accordance with generally accepted accounting principles in Canada and the United States.

		Twelve months ended October 31,
	Three months ended January 31, 2003
		2002	2001	2000	1999	1998
Canadian GAAP:
Excluding interest on deposits	2.25	1.24	1.75	1.93	1.41	1.39
Including interest on deposits	1.42	1.06	1.18	1.25	1.13	1.14
U.S. GAAP:
Excluding interest on deposits	(1)	(2)	1.82	1.85	1.46	1.37
Including interest on deposits	(1)	(2)	1.20	1.23	1.15	1.14

(1)
No U.S. GAAP information is provided for the three months ended January 31, 2003 because U.S. GAAP reconciliation was not required for this period.

(2)
Earnings for the year ended October 31, 2002 were inadequate to cover fixed charges as calculated under U.S. GAAP (both excluding and including interest on deposits) by C$291 million.

USE OF PROCEEDS

        Generally, we will use the net proceeds from the sale of the debt securities we describe in this prospectus for general corporate purposes, which may include additions to working capital, investments in or extensions of credit to our subsidiaries and the repayment of indebtedness. The applicable prospectus supplement will describe any other purposes for which the proceeds may be used.

        We will receive the net proceeds only from sales of the notes made in connection with their original issuance. We do not expect to receive any proceeds from resales of the notes by CIBC World Markets Corp. or any of our other affiliates in market-making transactions. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

        We will disclose the discounts or commissions that we will pay any underwriters or other placement or selling agents and a reasonably itemized description of the major expenses incurred in connection with any sale and distribution of our debt securities in the applicable prospectus supplement.

CAPITALIZATION

        The table below sets forth our consolidated capitalization as of January 31, 2003. This information should be read in conjunction with our unaudited consolidated financial statements for the three month period ended January 31, 2003, incorporated herein by reference.

January 31, 2003
(C$ millions)
Subordinated Indebtedness:
Subordinated Liabilities	3,841

Shareholders' Equity:
Class A Preferred Shares entitled to non-cumulative dividends:
8,000,000 Series 14	200
12,000,000 Series 15	300
5,500,000 Series 16	209
6,500,000 Series 17	163
12,000,000 Series 18	300
8,000,000 Series 19	200
4,000,000 Series 20	152
8,000,000 Series 21	200
4,000,000 Series 22	152
16,000,000 Series 23	400
16,000,000 Series 24	400
16,000,000 Series 25	400
10,000,000 Series 26	250

Total Class A Preferred Shares	3,326
359,246,494 Common Shares	2,842
Contributed Surplus	33
Retained Earnings	6,621

Total Shareholders' Equity	12,822

Total Capitalization	16,663

DESCRIPTION OF THE DEBT SECURITIES

        We have summarized below the material provisions of the indenture and the debt securities, or indicated which material provisions will be described in the related prospectus supplement. These descriptions are only summaries, and each investor should refer to the indenture, which describes completely the terms and definitions summarized below and contains additional information regarding the debt securities. Any reference to provisions or defined terms of the indenture in any statement under this heading qualifies the entire statement and incorporates by reference the applicable section or definition into that statement.

General

        We will issue the debt securities under an indenture between us and Wilmington Trust Company, as Trustee. A copy of the indenture is filed as an exhibit to the registration statement. We may issue debt securities under the indenture from time to time in one or more series. The indenture does not limit the aggregate principal amount of the debt securities which we can issue under such indenture. We will authorize the aggregate amount from time to time for each series.

        The debt securities will be unsecured and unsubordinated deposit liability obligations of CIBC and will rank on a parity in right of payment with all of CIBC's deposit liabilities, except for obligations preferred by mandatory provisions of law. The debt securities will not be insured under the Canada Deposit Insurance Corporation Act or by the U.S. Federal Deposit Insurance Corporation or any other Canadian or U.S. governmental agency or instrumentality. In the case of the insolvency of CIBC, the Bank Act provides that priorities among payments of deposit liabilities of CIBC (including payments in respect of the debt securities) and payments of all other liabilities are to be determined in accordance with the laws governing priorities and, where applicable, by the terms of the indebtedness and liabilities.

        We may issue debt securities from time to time in one or more series. The provisions of the indenture allow us to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. The debt securities in each series may be denominated and payable in U.S. dollars or foreign currencies (other than Canadian dollars). We may also issue debt securities, from time to time, with the principal amount or interest payable on any relevant payment date to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. Holders of these types of debt securities will receive payments of principal or interest that depend upon the values of the applicable currency, security or basket of securities, commodity or index.

        The debt securities may bear interest at a floating rate or a fixed rate. A floating rate is determined by reference to an interest rate formula which may be adjusted by adding or subtracting the spread or multiplying the spread multiplier. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate may be sold at a discount below their stated principal amount.

Terms Specified in Prospectus Supplement

        The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:

  •
  the specific designation;

  •
  aggregate principal amount, purchase price and denomination;

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  currency (other than Canadian dollars) in which the debt securities are denominated and/or in which principal, and premium, if any, and/or interest, if any, is payable;

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  date of maturity;

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  the interest rate or rates or the method by which the calculation agent (to be designated in the applicable prospectus supplement) will determine the interest rate or rates, if any;

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  the interest payment dates, if any;

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  the place or places for payment of the principal of and any premium and/or interest on the debt securities;

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  any repayment, redemption, prepayment or sinking fund provisions, including any notice provisions;

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  whether we will issue the debt securities in global form and under what terms and conditions;

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  information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on that date is linked;

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  any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

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  any applicable United States and Canadian federal income tax consequences, including, but not limited to:

  —
  whether and under what circumstances we will pay additional amounts on debt securities for any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem those debt securities rather than pay the additional amounts;

  —
  tax considerations applicable to any discounted debt securities or to debt securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes; and

  —
  tax considerations applicable to any debt securities denominated and payable in foreign currencies;

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  any other specific terms of the debt securities, including any additional events of default or covenants, and any terms required by or advisable under applicable laws or regulations.

        We may sell the debt securities at a substantial discount below their stated principal amount. We will describe special United States federal income tax and Canadian tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An "original issue discount security" is any debt security that provides for an amount less than the principal amount to be due and payable upon the declaration of acceleration of the maturity in accordance with the terms of the applicable indenture. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe certain United States federal income tax, Canadian tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the applicable prospectus supplement.

Registration and Transfer of Debt Securities

        Registered holders may present debt securities for exchange or registration of transfer. The debt securities will state and the applicable prospectus supplement will describe the manner, the places and applicable restrictions with respect to such exchange or transfer. We will provide these services without charge except for any tax or other governmental charge payable in connection with these services and subject to any limitations provided in the indenture.

        The procedures for transfer of interests in the debt securities in global form will depend upon the procedures of the depositary for such global securities. See "Forms of the Debt Securities."

Merger, Consolidation, Sale, Lease or Conveyance

        The indenture provides that we may merge or consolidate with any other person or sell, lease or convey all or substantially all of our assets, individually or in aggregate, to one or more persons, only if certain conditions including the following are met:

  •
  we will be the surviving entity; or

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  each successor entity, transferee or lessee that acquires all or substantially all of our assets, by itself or in aggregate with others, will be one or more direct or indirect affiliates which we control or which are under common control with us, or will expressly assume or guaranty, either individually or in aggregate, all of our obligations under the indenture and all of our obligations under the debt securities issued under the indenture; and

  •
  immediately after such merger, consolidation, sale, lease or conveyance, we, or any successor that has assumed our obligations, will not be in default in the performance of the covenants and conditions of the indenture applicable to us.

        Absence of Protections against All Potential Actions of CIBC.    There are no covenants or other provisions in the indenture that would afford holders of debt securities additional protection in the event of a recapitalization transaction, a change of control of CIBC or a highly leveraged transaction. The merger covenant described above would only apply if the recapitalization transaction, change of control or highly leveraged transaction were structured to include a merger or consolidation of CIBC or a sale, lease or conveyance of all or substantially all of our assets. However, we may provide specific protections, such as a put right or increased interest, for particular debt securities which we would describe in the applicable prospectus supplement.

Events of Default

        The indenture provides holders of debt securities with remedies if we fail to perform specific obligations, such as making payments on the debt securities or other indebtedness, or if we become bankrupt. Holders should review these provisions and understand which of our actions would trigger an event of default and which actions would not. The indenture permits the issuance of debt securities in one or more series, and, in many cases, whether an event of default has occurred is determined on a series by series basis.

        An event of default is defined under the indenture, with respect to any series of debt securities issued under the indenture, as being:

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  default for 7 days in payment of any principal of the debt securities of that series, either at maturity or upon any redemption, by declaration or otherwise;

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  default for 30 days in payment of any interest on any debt securities of that series;

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  default for 60 days after written notice in the observance or performance of any other covenant or agreement in the debt securities of that series or the related indenture, other than a covenant included in that indenture solely for the benefit of a different series of debt securities;

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  events of bankruptcy, insolvency or reorganization; or

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  any other event of default provided in the supplemental indenture under which that series of debt securities is issued.

        Acceleration of Debt Securities Upon an Event of Default.    The indenture provides that:

  •
  if an event of default due to the default in payment of principal of, or any premium or interest on, any series of debt securities issued under the indenture, or due to the default in the performance or breach of any other covenant or warranty of CIBC applicable to the debt securities of that series but not applicable to all outstanding debt securities issued under the indenture occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, voting as one class, by notice in writing to CIBC, may declare the principal of all debt securities of each affected series and interest accrued thereon to be due and payable immediately; and

  •
  if an event of default due to a default in the performance of any other of the covenants or agreements in that indenture applicable to all outstanding debt securities issued under that indenture or due to specified events of bankruptcy, insolvency or reorganization of CIBC, occurs and is continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities issued under that indenture, voting as one class, by notice in writing to CIBC may declare the principal of all those debt securities and interest accrued thereon to be due and payable immediately.

        Annulment of Acceleration and Waiver of Defaults.    In some circumstances, if any and all events of default under the indenture, other than the non-payment of the principal of the securities that has become due as a result of an acceleration, have been cured, waived or otherwise remedied, then the holders of a majority in aggregate principal amount of all series of outstanding debt securities affected, voting as one class, may annul past declarations of acceleration of or waive past defaults of the debt securities.

        Indemnification of Trustee for Actions Taken on Your Behalf.    The indenture contains a provision entitling the trustee, subject to the duty of the trustee during a default to act with the required standard of care, to be indemnified by the holders of debt securities before proceeding to exercise any right or power at the request of holders. Subject to these provisions and some other limitations, the holders of a majority in aggregate principal amount of each series of outstanding debt securities of each affected series, voting as one class, may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

        Limitation on Actions by You as an Individual Holder.    The indenture provides that no individual holder of debt securities may institute any action against us under the indenture, except actions for payment of overdue principal and interest, unless the following actions have occurred:

  •
  the holder must have previously given written notice to the trustee of the continuing default;

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  the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of each affected series, treated as one class, must have (1) requested the trustee to institute that action and (2) offered the trustee reasonable indemnity;

  •
  the trustee must have failed to institute that action within 60 days after receipt of the request referred to above; and

  •
  the holders of a majority in principal amount of the outstanding debt securities of each affected series, voting as one class, must not have given directions to the trustee inconsistent with those of the holders referred to above.

        The indenture contains a covenant that we will file annually with the trustee a certificate of no default or a certificate specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

        We have the ability to eliminate most or all of our obligations on any series of debt securities prior to maturity if we comply with the following provisions.

        Discharge of Indenture.    We may discharge all of our obligations, other than as to transfers and exchanges, under the relevant indenture after we have:

  •
  paid or caused to be paid the principal of and interest on all of the outstanding debt securities in accordance with their terms;

  •
  delivered to the applicable trustee for cancellation all of the outstanding debt securities; or

  •
  irrevocably deposited with the applicable trustee cash or, in the case of a series of debt securities payable only in U.S. dollars, U.S. government obligations in trust for the benefit of the holders of any series of debt securities issued under the indenture that have either become due and payable, or are by their terms due and payable, or are scheduled for redemption, within one year, in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, those debt securities, except that the deposit of cash or U.S. government obligations for the benefit of holders of a series of debt securities that are due and payable, or are scheduled for redemption, within one year will discharge obligations under the relevant indenture relating only to that series of debt securities.

        Defeasance of a Series of Securities at Any Time.    We may also discharge all of our obligations, other than as to transfers and exchanges, under any series of debt securities at any time, which we refer to as defeasance.

        We may be released with respect to any outstanding series of debt securities from the obligations imposed by Section 9.01 of the indenture which contains the covenants described above limiting liens and consolidations, mergers, asset sales and leases, and elect not to comply with those sections without creating an event of default. Discharge under those procedures is called "covenant defeasance."

        Defeasance or covenant defeasance may be effected only if, among other things:

  •
  we irrevocably deposit with the relevant trustee cash or, in the case of debt securities payable only in U.S. dollars, U.S. government obligations, as trust funds in an amount certified to be sufficient to pay on each date that they become due and payable, the principal of and interest on, and any mandatory sinking fund payments for, all outstanding debt securities of the series being defeased;

  •
  such deposit will not cause the trustee to have any conflicting interest with respect to other securities of CIBC; and

  •
  we deliver to the relevant trustee an opinion of counsel to the effect that:

  •
  the holders of the series of debt securities being defeased will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance; and

  •
  the defeasance or covenant defeasance will not otherwise alter those holders' United States federal income tax treatment of principal and interest payments on the series of debt securities being defeased; in the case of a defeasance (but not a covenant defeasance), this opinion must be based on a ruling of relevant tax authorities or a change in United States tax laws occurring after the date of this prospectus, since that result would not occur under current tax laws.

Modification of the Indenture

        Modification without Consent of Holders.    We and the trustee may enter into supplemental indentures without the consent of the holders of debt securities issued under the indenture to:

  •
  secure any debt securities;

  •
  evidence the assumption by a successor corporation of our obligations;

  •
  add covenants for the protection of the holders of debt securities;

  •
  cure any ambiguity or correct any inconsistency;

  •
  establish the forms or terms of debt securities of any series;

  •
  evidence the acceptance of appointment by a successor trustee;

  •
  add to, change or eliminate provisions of the indenture with respect to a new series of debt securities; or

  •
  to increase the minimum denomination of debt securities of any series as may be permitted by the terms of such series.

        Modification with Consent of Holders.    We and the trustee, with the consent of the holders of not less than a majority in aggregate principal amount of each affected series of outstanding debt securities, voting as one class, may add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or modify in any manner the rights of the holders of those debt securities. However, we and the trustee may not make any of the following changes to any outstanding debt security without the consent of each potentially affected holder:

  •
  extend the stated maturity of any debt security;

  •
  reduce the principal amount;

  •
  reduce the rate or extend the time of payment of interest;

  •
  reduce any amount payable on redemption;

  •
  change the place or the currency in which the principal, including any amount of original issue discount, premium, or interest thereon is payable;

  •
  modify or amend the provisions for conversion of any currency into another currency;

  •
  reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy;

  •
  modify or amend the provisions for conversion of the debt securities into other securities or property;

  •
  impair the right of any holder to institute suit for the enforcement of any payment on any debt security when due; or

  •
  reduce the percentage of debt securities the consent of whose holders is required for modification of the indenture or for waiver of certain defaults.

FORMS OF THE DEBT SECURITIES

        Except as provided in an applicable prospectus supplement, each debt security will generally be represented by one or more global securities representing the entire issuance of securities. We will issue debt securities evidenced by certificates in definitive form to a particular investor only in limited circumstances. Both certificated securities in definitive form and global securities will be issued in registered form, where our obligation runs to the holder of the security named on the face of the security. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

        We will issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        We anticipate that the following provisions will apply to all depositary arrangements. The applicable prospectus supplement will describe any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of CIBC, the trustee, or agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders of that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.

Definitive Securities

        If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary.

        In addition, we may at any time and in our sole discretion decide not to have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities.

        Furthermore, when an event of default has occurred and is continuing with respect to the debt securities, beneficial owners of the debt securities will not be entitled to have any portion of such debt securities registered in their name, will not receive or be entitled to receive physical delivery of the debt securities in certificated, definitive form and will not be considered the owners or holder of the global debt securities. Under such circumstances, we will cause the appropriate definitive notes to be delivered to such owners. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

        We may sell the securities being offered by this prospectus in four ways: (1) through agents, (2) through underwriters, (3) through dealers and/or (4) directly to one or more purchasers. Any of these agents, underwriters or dealers may include our affiliates, including CIBC World Markets Corp.

        We may designate agents from time to time to solicit offers to purchase these securities. We will name any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, and state any commissions we are to pay to that agent in the applicable prospectus supplement. That agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.

        If we use a dealer to offer and sell these securities, we will sell the securities to the dealer, as principal, and will name the dealer in the applicable prospectus supplement. The dealer may then resell the securities to the public at varying prices to be determined by that dealer at the time of resale.

        Any underwriter, agent or dealer utilized in the initial offering of securities will not confirm sales to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.

        Our net proceeds will be the purchase price in the case of sales to a dealer, the public offering price less discount in the case of sales to an underwriter or the purchase price less commission in the case of sales through an agent, in each case, less other expenses attributable to issuance and distribution.

        If so indicated in the applicable prospectus supplement, one or more firms, including CIBC World Markets Corp., which we refer to as "remarketing firms," acting as principals for their own accounts or as agents for us, may offer and sell these securities as part of a remarketing upon their purchase, in accordance with their terms. We will identify any remarketing firm, the terms of its agreement, if any, with us and its compensation in the applicable prospectus supplement.

        Remarketing firms, agents, underwriters and dealers may be entitled under agreements with us to indemnification by us against some civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize agents, underwriters or dealers to solicit offers by some purchasers to purchase debt securities from us at the public offering price stated in the applicable prospectus supplement under delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject to only those conditions described in the applicable prospectus supplement, and the applicable prospectus supplement will state the commission payable for solicitation of these offers.

        This prospectus may be used by CIBC World Markets Corp. in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, CIBC World Markets Corp. may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of the resale or at related or negotiated prices. In these transactions, CIBC World Markets Corp. may act as principal or agent, including as agent for the counterparty in a transaction in which CIBC World Markets Corp. does act as principal. CIBC World Markets Corp. may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Other affiliates of ours may also engage in transactions of this kind and may use this prospectus for this purpose.

        The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. The latter include securities to be issued after the date of this prospectus.

        We do not expect to receive any proceeds from market-making transactions. We do not expect that CIBC World Markets Corp. or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

        Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale. Unless we or an agent informs you in your confirmation of sale that your security is being purchased on its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

        In this prospectus, the terms "this offering" means the initial offering of securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

        To the extent an initial offering of the securities will be distributed by an affiliate of CIBC, including CIBC World Markets Corp., each such offering of securities will be conducted in compliance with the requirements of Rule 2720 of the National Association of Securities Dealers, Inc., which is commonly referred to as the NASD, regarding an NASD member firm's distribution of securities of an affiliate. Following the initial distribution of any of these securities, affiliates of CIBC may offer and sell these securities in the course of their businesses as broker-dealers. Such affiliates may act as principals or agents in these transactions and may make any sales at varying prices related to prevailing market prices at the time of sale or otherwise. Such affiliates may also use this prospectus in connection with these transactions. None of our affiliates is obligated to make a market in any of these securities and may discontinue any market-making activities at any time without notice.

        In the event that any NASD member participates in a public offering of these securities: (a) the actual price and selling terms will be disclosed in post-effective amendments or prospectus or pricing supplements; (b) the maximum compensation to be received by any NASD member in this distribution will be disclosed and submitted for approval to the NASD's Corporate Financing Department (the "Department"); and (c) prior to the commencement of the distribution, underwriting discounts proposed for use will be submitted to the Department for review. Underwriting discounts and commissions on securities sold in the initial distribution will not exceed 8% of the offering proceeds.

LEGAL MATTERS

        Blake, Cassels & Graydon LLP will pass upon legal matters relating to the debt securities with respect to Canadian law for CIBC and Mayer, Brown, Rowe & Maw will pass upon certain legal matters relating to the debt securities with respect to U.S. law. Mayer, Brown, Rowe & Maw or other U.S. counsel for CIBC may rely on the opinion of Blake, Cassels & Graydon LLP as to all matters of Canadian law. Clifford Chance US LLP, New York, New York will pass upon certain legal matters relating to the debt securities for the agents or underwriters. Clifford Chance US LLP has in the past represented CIBC and continues to represent CIBC on a regular basis and in a variety of matters.

EXPERTS

        The consolidated financial statements included in our annual report on Form 40-F for our financial year ended October 31, 2002 are incorporated by reference in this prospectus. The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 40-F as at October 31, 2002 and for the year then ended, have been so incorporated in reliance on the report of Deloitte & Touche LLP and PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firms as experts in auditing and accounting. The consolidated financial statements incorporated in this prospectus by reference to the Annual Report on Form 40-F as at October 31, 2001 and for the two years then ended, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES

        We and some of our affiliates, including CIBC World Markets Corp., may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended, which is commonly referred to as ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code, with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if the debt securities are acquired or held by or with the assets of an employee benefit plan with respect to which CIBC World Markets Corp. or any of its affiliates is a service provider, unless those debt securities are acquired and held pursuant to an exemption for transactions effected on behalf of one of these plans, if and to the extent such an exemption is applicable. The assets of a pension or other employee benefit plan may include assets held in the general accounts of an insurance company that are deemed to be "plan assets" under ERISA. You may not acquire any debt security using the assets of an employee benefit plan unless an exemption or exception from the prohibited transaction rules applies to the acquisition and holding of such security. Any insurance company or other employee benefit plan (including for these purposes, without limitation, individual retirement arrangements subject to Section 4975 of the Internal Revenue Code), or any person investing the assets of (or deemed for purposes of ERISA or Section 4975 of the Internal Revenue Code to be assets of) an employee benefit plan, proposing to invest in the debt securities should consult with its legal counsel.

ENFORCEMENT OF LIABILITIES

        We are governed by the Bank Act (Canada). A substantial portion of our assets and our officers and directors, at any one time, are or may be located in jurisdictions outside the United States. Therefore, it could be difficult for investors to effect service of process within the United States on any of these parties, particularly the officers and directors, who reside outside the United States or to recover against them on judgments of United States courts predicated upon civil liability under the United States federal securities laws. Notwithstanding the foregoing, we have irrevocably agreed that we may be served with process for actions based on offers and sales of the debt securities made hereby in the United States by serving Canadian Imperial Bank of Commerce, New York Agency, 425 Lexington Avenue, New York, New York 10017. The principal executive office of CIBC is Commerce Court, Toronto, Ontario M5L 1A2, Canada and our telephone number at that address is (416) 980-2211.

        Blake, Cassels & Graydon LLP, our Canadian counsel, has advised us that there is doubt as to the enforceability in Canada, in original actions or in actions for enforcement of judgments of United States courts, of liabilities predicated solely upon the federal securities laws of the United States.

CANADIAN IMPERIAL BANK OF COMMERCE

[Back Cover of the Prospectus]

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

        Pursuant to Section 5.2 of the Registrant's By-Laws, the Registrant is required to, to the extent permitted by law, indemnify a director or officer, a former director or officer, or a person who acts or acted at the Registrant's request as a director or officer of a corporation of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Registrant or such corporation.

Item 9. Exhibits

Number		Description of Document
1.1	*	Form of Distribution Agreement
4.1		Form of Indenture
5.1		Opinion of Blake, Cassels & Graydon LLP re: legality
5.2		Opinion of Mayer, Brown, Rowe & Maw re: legality
12.1		Statement re: Computation of Ratios
23.1		Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)
23.2		Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.2)
23.3		Joint Consent of Deloitte & Touche LLP and PricewaterhouseCoopers LLP
23.4		Consent of PricewaterhouseCoopers LLP
24.1		Powers of Attorney
25.1		Statement of Eligibility of Trustee

*
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.

Item 10. Undertakings

(a)
The undersigned registrant hereby undertakes the following:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

    (iii)
    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change of such information in the registration statement;

    Provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

  (2)
  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

  (3)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant, Canadian Imperial Bank of Commerce, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Ontario, Canada on April 16, 2003.

CANADIAN IMPERIAL BANK OF COMMERCE

By:	/s/ BRIAN G. SHAW
Name: Brian G. Shaw Title: Authorized Signatory

By:	/s/ PETER W. KAY
Name: Peter W. Kay Title: Authorized Signatory

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ JOHN S. HUNKIN John S. Hunkin	Chairman and Chief Executive Officer; Director	April 16, 2003
/s/ TOM D. WOODS Tom D. Woods	Executive Vice President and Chief Financial Officer	April 16, 2003
/s/ BARBARA E. MACDONALD Barbara E. MacDonald	Senior Vice President and Chief Accountant	April 16, 2003
* Douglas G. Bassett	Director	April 16, 2003
* Jalynn H. Bennett	Director	April 16, 2003
The Lord Black of Crossharbour	Director
* Gary F. Colter	Director	April 16, 2003
* Pat M. Delbridge	Director	April 16, 2003
* William L. Duke	Director	April 16, 2003

* Ivan E.H. Duvar	Director
* William A. Etherington	Director	April 16, 2003
* A.L. Flood	Director	April 16, 2003
* Margot A. Franssen	Director	April 16, 2003
* R.D. Fullerton	Director	April 16, 2003
* The Honourable Gordon D. Giffin	Director	April 16, 2003
The Honourable James A. Grant	Director
* Albert E.P. Hickman	Director	April 16, 2003
* Arnold Naimark	Director	April 16, 2003
* Michael E. J. Phelps	Director	April 16, 2003
* Charles Sirois	Director	April 16, 2003
* Stephen G. Snyder	Director	April 16, 2003
W. Galen Weston	Director

*By:	/s/ MICHAEL G. CAPATIDES Michael G. Capatides Attorney-in-Fact

AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the undersigned as the duly authorized representative of the registrant in the United States.

Date: April 16, 2003	/s/ MICHAEL G. CAPATIDES Michael G. Capatides

EXHIBIT INDEX

EXHIBIT NUMBER		DESCRIPTION OF EXHIBIT
1.1	*	Form of Distribution Agreement
4.1		Form of Indenture
5.1		Opinion of Blake, Cassels & Graydon LLP re: legality
5.2		Opinion of Mayer, Brown, Rowe & Maw re: legality
12.1		Statement re: Computation of Ratios
23.1		Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)
23.2		Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.2)
23.3		Joint Consent of Deloitte & Touche LLP and PricewaterhouseCoopers LLP
23.4		Consent of PricewaterhouseCoopers LLP
24.1		Powers of Attorney
25.1		Statement of Eligibility of Trustee

*
To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.

E-1

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
SUMMARY
WHERE YOU CAN FIND MORE INFORMATION
FORWARD-LOOKING STATEMENTS
CANADIAN IMPERIAL BANK OF COMMERCE
RATIO OF EARNINGS TO FIXED CHARGES
USE OF PROCEEDS
CAPITALIZATION
DESCRIPTION OF THE DEBT SECURITIES
FORMS OF THE DEBT SECURITIES
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
ERISA MATTERS FOR PENSION PLANS AND INSURANCE COMPANIES
ENFORCEMENT OF LIABILITIES
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 8. Indemnification of Directors and Officers
  Item 9. Exhibits
  Item 10. Undertakings
SIGNATURES
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX